SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PROVIDENT CAPITAL TRUST IV

(Exact name of registrant as specified in its charter)

Delaware _______________________ (State or other jurisdiction of incorporation or organization)	Applied For ______________ (I.R.S. Employer Identification No.)
One East Fourth Street, Cincinnati, Ohio _______________________________ (Address of principal executive offices)	45202 _____________ (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g)of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [   ]

Securities Act registration statement file numbers to which this form relates:	333-93603

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered 9.45% Trust Preferred Securities	Name of Each Exchange on Which Each Class Is to Be Registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:        None

Item 1.        Description of Registrant's Securities to be Registered.

This Registration Statement relates to the 9.45% Trust Preferred Securities, liquidation amount of $25 per security (the “Capital Securities”), of Provident Capital Trust IV (the “Registrant”), as fully and unconditionally guaranteed by Provident Financial Group, Inc. (“Provident”). The description of the Capital Securities to be registered hereunder is set forth under the caption “Certain Terms of the Capital Securities” in the Prospectus Supplement dated March 21, 2001, supplementing the Prospectus dated February 4, 2000 (the “Prospectus Supplement”), of the Registrant and Provident, which constitutes a part of the Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-93603) of the Registrant, Provident Capital Trust III and Provident. The Registration Statement was initially filed with the Securities and Exchange Commission (the “Commission”) on December 23, 1999. The Prospectus Supplement which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is deemed to be incorporated herein by reference.

Item 2.         Exhibits

Exhibit No.	Description
Exhibit 1*	Underwriting Agreement (incorporated by reference to Provident’s Form 8-K filing on March 23, 2001).

Exhibit 4(a)*

Form of Indenture relating to the Junior Subordinated Debentures by and between Provident Financial Group, Inc. and The Chase Manhattan Bank, as Indenture Trustee (incorporated by reference to Exhibit No. 4.15 to Registration Statement No. 333-93603).

Exhibit 4(b)*

Form of Guarantee Agreement to be entered by and between Provident Financial Group, Inc., as Guarantor, and The Chase Manhattan Bank, as Guarantor Trustee, for the benefit of the holders of Preferred Securities (incorporated by reference to Exhibit No. 4(b) to Registration Statement No. 333-80231).

Exhibit 4(c)*	Form of Junior Subordinated Debenture (included in Exhibit 4(a)).

Exhibit 4(d)*	Certificate of Trust of Provident Capital Trust IV (incorporated by reference to Exhibit No. 4.22 to Registration Statement No. 333-93603).

Exhibit 4(f)*	Declaration of Trust of Provident Capital Trust IV (incorporated by reference to Exhibit No. 4.23 to Registration Statement No. 333-93603).

Exhibit 4(h)*

Form of Amended and Restated Declaration of Trust (including the forms of Preferred Securities and Common Securities to be issued thereunder) (incorporated by reference to Exhibit No. 4.21 to Registration Statement No. 333-93603).

Exhibit 5(a)*

Opinion of Richards, Layton & Finger, P.A. as to the validity of the Preferred Securities of Provident Capital Trust IV (incorporated by reference to Exhibit No. 5.2 to Registration Statement No. 333-93603).

Exhibit 5(b)*

Opinion of Keating, Muething & Klekamp, P.L.L. regarding the validity of the Guarantee and the Junior Subordinated Debentures (incorporated by reference to Exhibit No. 5.1 to Registration Statement No. 333-93603)

Exhibit 8(a)*

Opinion of Keating, Muething & Klekamp, P.L.L. regarding certain tax matters of Provident Financial Group, Inc. and Provident Capital Trust IV (incorporated by reference to Provident's Form 8-K filing on March 23, 2001).

Exhibit 12(a)*	Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit No. 12.1 to Provident's Annual Report on Form 10-K for the year ended December 31, 2000).

Exhibit 12(b)*

Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends (incorporated by reference to Exhibit No. 12.2 to Provident’s Annual Report on Form 10-K for the year ended December 31, 2000).

Exhibit 23(a)*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(a) hereto).

Exhibit 23(b)*	Consents of Keating, Muething & Klekamp, P.L.L. (included in Exhibits 5(b) and 8(a) hereto).

Exhibit 23(c)*	Consent of Ernst & Young LLP (incorporated by reference to Exhibit 23.1 to Registration Statement No. 333-93603)

Exhibit 24(a)	Powers of Attorney (included on the signature page of this Registration Statement).

Exhibit 25(a)*

Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended (“Form T-1”), of The Chase Manhattan Bank to act as trustee with respect to the Junior Subordinated Debentures of Provident Financial Group, Inc. (incorporated by reference to Exhibit No. 25.9 to Registration Statement No. 333-93603)

Exhibit 25(b)*

Form T-1 of The Chase Manhattan Bank, as trustee, with respect to the Preferred Securities of Provident Capital Trust IV (incorporated by reference to Exhibit No. 25.4 to Registration Statement No. 333-93603).

Exhibit 25(d)*

Form T-1 of The Chase Manhattan Bank to act as trustee with respect to the Guarantees of Provident Financial Group, Inc. with respect to Provident Capital Trust IV (incorporated by reference to Exhibit No. 25.7 to Registration Statement No. 333-93603).

* Incorporated by reference as indicated in the text above.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     The persons whose names appear with an asterisk (*) below hereby designate Mark E. Magee or Christopher J. Carey, or either of them, as attorney-in-fact to sign all amendments to this registration statement.

PROVIDENT CAPITAL TRUST IV

*BY:          /s/Christopher J. Carey
        Name:    Christopher J. Carey
        Title:       Regular Trustee

*BY:          /s/Mark E. Magee
        Name:    Mark E. Magee
        Title:       Regular Trustee

*BY:           /s/Tayfun Tuzun
        Name:    Tayfun Tuzun
        Title:       Regular Trustee

Dated:       March 26, 2001